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                            EXHIBIT 11 TO FORM 10QSB

                            ESENJAY EXPLORATION, INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE
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
                                                                        Three months ended March 31,
                                                              -------------------------------------------------
                                                                      2000                       1999
                                                              ----------------------     ----------------------
      BASIC EARNINGS PER SHARE
           Weighted average common shares
               outstanding...............................             18,857,272                  15,784,834
                                                              ----------------------     ----------------------
           Basic income (loss) per share.................            $      0.15                 $     (0.26)
                                                              ======================     ======================

      DILUTED EARNINGS PER SHARE
           Weighted average common shares
               outstanding..............................              18,857,272                  15,784,834

           Shares issuable from assumed conversion
               of convertible preferred stock...........                 356,999                         ---

           Shares issuable from assumed conversion
               of common share options and warrants.....                  62,837                       7,500
                                                              ----------------------     ----------------------
           Weighted average common shares
               outstanding, as adjusted.................              19,277,108                  15,792,334
                                                              ======================     ======================
           Diluted income (loss) per share..............             $      0.14                 $     (0.26)
                                                              ======================     ======================

      EARNINGS FOR BASIC AND DILUTED
        COMPUTATION
           Net income (loss)............................             $ 2,741,216                 $(4,081,478)
           Preferred share dividends....................                   -----                       -----
                                                              ----------------------     ----------------------
           Net income (loss) to common stockholders
           (Basic and diluted income (loss) per
                  share computation)....................             $ 2,741,216                 $(4,081,478)
                                                              ======================     ======================
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